Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 333-156742 on Form S-11 of our reports dated:

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January 18, 2011 related to the statement of revenues and certain operating expenses of the property located at Fifty South Sixth, Minneapolis, Minnesota for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (“SEC”) on January 18, 2011,

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May 27, 2011 related to the statement of revenues and certain operating expenses of Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom (collectively, “ Stonecutter”) for the year ended December 31, 2010, appearing in the Current Report on Form 8-K/A filed with the SEC on May 27, 2011,

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February 29, 2012 related to the statement of revenues and certain operating expenses of Fisher Plaza, a two-building office property located in Seattle, Washington for the year ended December 31, 2010, appearing in the Current Report on Form 8-K/A filed with the SEC on February 29, 2012, and

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June 14, 2012 related to the statement of revenues and certain operating expenses of the Poland Logistics Portfolio, a portfolio of five logistics facilities located in Poland, for the year ended December 31, 2011, appearing in the Current Report on Form 8-K/A filed with the SEC on June 14, 2012

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October 11, 2012 related to the statement of revenues and certain operating expenses of 550 Terry Francois, an office building located in San Francisco, California, for the year ended December 31, 2011, appearing in the Current Report on Form 8-K/A filed with the SEC on October 11, 2012

(which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Saville Dodgen & Company, PLLC
Dallas, Texas

October 15, 2012